AMENDMENT TO
SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
Dated July 25, 2018 between
ETF SERIES SOLUTIONS
and
Defiance ETFs, LLC

Fund	Rate
Defiance Quantum ETF	0.40%
Defiance Connective Technologies ETF	0.30%
Defiance Drone and Modern Warfare ETF	0.69%
Defiance Retail Kings ETF	0.79%
Defiance Short Squeeze ETF	0.75%
Defiance Corporate Insider Trades ETF	0.69%
Defiance GRNY Option Income ETF	0.85%
Defiance DRAM Option Income ETF	0.85%
Defiance BMNR Option Income ETF	0.85%
Defiance Bitcoin Basis Market Neutral ETF	1.49%
Defiance Ethereum Basis Market Neutral ETF	1.49%
Defiance Daily Target 3X Long NVDA ETF	1.79%
Defiance Daily Target 3X Long TSLA ETF	1.79%
Defiance Daily Target 3X Long PLTR ETF	1.79%
Defiance Daily Target 3X Long COIN ETF	1.79%
Defiance Daily Target 3X Long MSTR ETF	1.79%
Defiance Daily Target 3X Long HOOD ETF	1.79%
Defiance Daily Target 3X Long TSM ETF	1.79%
Defiance Daily Target 3X Long AVGO ETF	1.79%
Defiance Daily Target 3X Long MSFT ETF	1.79%
Defiance Daily Target 3X Long AMZN ETF	1.79%
Defiance Daily Target 3X Long GOOG ETF	1.79%
Defiance Daily Target 3X Long AAPL ETF	1.79%
Defiance Daily Target 3X Long SMCI ETF	1.79%
Defiance Daily Target 3X Long AMD ETF	1.79%
Defiance Daily Target 3X Long BABA ETF	1.79%
Defiance Daily Target 3X Long CRCL ETF	1.79%
Defiance Daily Target 3X Long HIMS ETF	1.79%
Defiance Daily Target 3X Long BMNR ETF	1.79%
Defiance Daily Target 3X Long ETH ETF	1.79%
Defiance Daily Target 3X Long BTC ETF	1.79%
Defiance Daily Target 3X Long SOLZ ETF	1.79%
Defiance Daily Target 3X Long GLD ETF	1.79%
Defiance Daily Target 3X Long GDX ETF	1.79%
Defiance Daily Target 3X Long MAGS ETF	1.79%
Defiance Daily Target 3X Long GRNY ETF	1.79%
Defiance Daily Target 3X Short NVDA ETF	1.79%
Defiance Daily Target 3X Short TSLA ETF	1.79%

Fund	Rate
Defiance Daily Target 3X Short PLTR ETF	1.79%
Defiance Daily Target 3X Short COIN ETF	1.79%
Defiance Daily Target 3X Short MSTR ETF	1.79%
Defiance Daily Target 3X Short HOOD ETF	1.79%
Defiance Daily Target 3X Short TSM ETF	1.79%
Defiance Daily Target 3X Short AVGO ETF	1.79%
Defiance Daily Target 3X Short MSFT ETF	1.79%
Defiance Daily Target 3X Short AMZN ETF	1.79%
Defiance Daily Target 3X Short GOOG ETF	1.79%
Defiance Daily Target 3X Short AAPL ETF	1.79%
Defiance Daily Target 3X Short SMCI ETF	1.79%
Defiance Daily Target 3X Short AMD ETF	1.79%
Defiance Daily Target 3X Short BABA ETF	1.79%
Defiance Daily Target 3X Short CRCL ETF	1.79%
Defiance Daily Target 3X Short HIMS ETF	1.79%
Defiance Daily Target 3X Short BMNR ETF	1.79%
Defiance Daily Target 3X Short ETH ETF	1.79%
Defiance Daily Target 3X Short BTC ETF	1.79%
Defiance Daily Target 3X Short SOLZ ETF	1.79%
Defiance Daily Target 3X Short GLD ETF	1.79%
Defiance Daily Target 3X Short GDX ETF	1.79%
Defiance Daily Target 3X Short MAGS ETF	1.79%
Defiance Daily Target 3X Long META ETF	1.79%
Defiance Daily Target 3X Long IONQ ETF	1.79%
Defiance Daily Target 3X Long RGTI ETF	1.79%
Defiance Daily Target 3X Long RKLB ETF	1.79%
Defiance Daily Target 3X Long TEM ETF	1.79%
Defiance Daily Target 3X Long SOFI ETF	1.79%
Defiance Daily Target 3X Long GEMI ETF	1.79%
Defiance Daily Target 3X Long NBIS ETF	1.79%
Defiance Daily Target 3X Long BULL ETF	1.79%
Defiance Daily Target 3X Long ASTS ETF	1.79%
Defiance Daily Target 3X Long ORCL ETF	1.79%
Defiance Daily Target 3X Long UNH ETF	1.79%
Defiance Daily Target 3X Long INTC ETF	1.79%
Defiance Daily Target 3X Long MARA ETF	1.79%
Defiance Daily Target 3X Long OKLO ETF	1.79%
Defiance Daily Target 3X Long QUBT ETF	1.79%
Defiance Daily Target 3X Long SPCX ETF	1.79%
Defiance Daily Target 3X Long OPEN ETF	1.79%
Defiance Daily Target 3X Long APLD ETF	1.79%
Defiance Daily Target 3X Long QBTS ETF	1.79%
Defiance Tech ETF Powered by AI	0.75%
Defiance Autism Impact ETF	0.79%
Defiance US 100 Tech AI Moat ETF	0.65%
Defiance US 100 Tech Ex Software ETF	0.65%

Fund	Rate
Defiance US AI Resilience ETF	0.65%
Defiance Inference AI Chip ETF	0.65%
Defiance AI Packaging & Testing ETF	0.65%
Defiance Memory & Photonics ETF	0.65%
Defiance Plumbing & Electrical ETF	0.59%
Defiance Pure Play Memory ETF	0.29%
Defiance Nvidia Ventures ETF	0.89%
Defiance Google Ventures ETF	0.89%
Defiance China Robotics ETF	0.89%

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be signed on their behalf by their duly authorized officers as of June 25, 2026.

ETF SERIES SOLUTIONS, on behalf of each Fund listed on this Schedule A

By:	/s/ Noelle-Nadia A. Filali
Name:	Noelle-Nadia A. Filali
Title:	Assistant Secretary

Defiance ETFs LLC

By:	/s/ Jacob Ingram
Name:	Jacob Ingram
Title.	President

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